                                                                  Exhibit 23.2


The Board of Directors
WSFS Financial Corp.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts."

                                                       /s/ KPMG Peat Marwick LLP
Philadelphia, PA
October 26, 1998